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                                                                  EXHIBIT 23.3



            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS




We consent to the incorporation herein by reference of our report dated
May 17, 1996, relating to the consolidated statements of operations, stockholders' deficit, and cash flows of Unify Corporation and subsidiaries for the year ended April 30, 1996, and the related financial statement schedule, which report appears in the April 30, 1998 annual report on Form 10-K of Unify Corporation.


/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

Mountain View, California

August 14, 1998